Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma consolidated financial statements present the historical consolidated financial statements of Carbon Energy Corporation, a Delaware corporation (“Carbon”), adjusted to give effect to the sale of all of the issued and outstanding membership interests of each of Carbon Appalachian Company, LLC, a Delaware limited liability company (“CAC”), and Nytis Exploration Company LLC, a Delaware limited liability company (“Nytis LLC” and together with CAC, the “Disposed Companies”) (the “Transactions”), during the periods presented. The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2020 and for the years ended December 31, 2019 and 2018 give effect to the Transactions as if they were consummated on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet as of March 31, 2020 gives effect to the Transactions as if they had been consummated on March 31, 2020.

The pro forma adjustments (as defined below) are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma consolidated financial statements presented below. Upon completion of the Transactions, final valuations will be performed. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in adjustments to the pro forma balance sheet and/or statements of operations. Such differences may be material.

Assumptions and estimates underlying the unaudited adjustments to the pro forma consolidated financial statements (the “pro forma adjustments”) are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements to give effect to pro forma events that are: (1) directly attributable to the Transactions; (2) factually supportable; and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the results of Carbon following the Transactions. The unaudited pro forma consolidated financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated. Further, the unaudited pro forma consolidated financial statements do not purport to project the future operating results or financial position of Carbon following the Transactions.

The unaudited pro forma consolidated financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma consolidated financial statements;

●	the historical audited consolidated financial statements of Carbon for the three months ended March 31, 2020 and for the fiscal years ended December 31, 2019 and 2018, included in Carbon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

●	the unaudited combined and consolidated carve-out financial statements for the Disposed Companies as of and for the years ended December 31, 2019 and 2018, included in Carbon’s Definitive Information Statement filed with the Securities and Exchange Commission on May 4, 2020; and

●	other information relating to Carbon contained in its Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(In thousands)

	As of March 31, 2020
	Historical	Disposition of Business(2a)	Other Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$1,740	$1,999	$99,204	2c	$—
			(73,500)	2c
			(11,569)	2c
			(4,844)	2c
			(9,291)	2c
			259	2g
Restricted Cash	—	—	4,844	2c	4,844
Accounts receivable:
Revenue	10,331	8,899	—		1,432
Joint interest billings and other	1,583	1,367	—		216
Prepaid expenses, deposits and other current assets	2,352	1,043	—		1,309
Commodity derivative asset – current	18,079	9,306	—		8,773
Inventories	1,943	1,510	—		433
Total current assets	36,028	24,124	5,103		17,007

Due from related parties	—	27,653	27,653	2f	—

Property, plant and equipment, at cost:
Oil & gas properties
Proved, net	239,842	97,258	(30,199)	2e	112,385
Unevaluated	4,906	3,297	—		1,609
Other property and equipment, net	15,768	14,482	—		1,286
	260,516	115,037	(30,199)		115,280

Investments in affiliates	67	67	46,061	2d	—
			(73,463)	2d
			27,402	2e
Commodity derivative asset – non-current	5,107	241	—		4,866
Right of use assets	5,689	3,828	—		1,861
Other non-current assets	980	734	3,400	2b	3,646
Total non-current assets	272,359	119,907	(26,799)		125,653
Total assets	$308,387	$171,684	$5,957		$142,660

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET — (Continued)
(In thousands)

	As of March 31, 2020
	Historical	Disposition of Business(2a)		Other Adjustments		Pro Forma
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$30,282	$19,255		$259	2g	$11,286
Firm transportation contract obligations	5,571	3,629		(1,942)	2e	—
Lease liability – current	1,638	1,120		—		518
Credit facilities and notes payable – current	3,311	3,311	2b	—		—
Total current liabilities	40,802	27,315		(1,683)		11,804
Non-current liabilities:						—
Firm transportation contract obligations	8,049	8,049		—		—
Lease liability – non-current	3,966	2,708		—		1,258
Ad valorem taxes payable	3,173	3,173		—		—
Commodity derivative liability – non-current	25	25		—		—
Asset retirement obligations	17,456	12,312		651	2e	5,795
Credit facilities and notes payable – non-current	96,520	70,150	2b	(9,291)	2c	17,079
Notes payable – related party	46,517	—		—		46,517
Other long-term liability	—	—		—		—
Total non-current liabilities	175,706	96,417		(8,640)		70,649

Stockholders’ equity:
Preferred stock	1	—		—		1
Common stock	79	—		—		79
Additional paid-in capital	86,037	—		—		86,037
Membership contributions	—	46,061		46,061	2d	—
Accumulated deficit	(26,044)	477		(55,928)	2d	(56,302)
				(1,506)	2e
				27,653	2f
Total Carbon stockholders’ equity	60,073	46,538		16,280		29,815
Non-controlling interest	31,806	1,414		—		30,392
Total stockholders’ equity	91,879	47,952		16,280		60,207
Total liabilities and stockholders’ equity	$308,387	$171,684		$5,957		$142,660

See the accompanying notes which are an integral part of these unaudited pro forma consolidated financial statements.

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months Ended March 31, 2020
	Historical	Disposition of Business	Other Adjustments		Pro Forma
Revenue:
Natural gas sales	$8,434	$8,020	$—		$414
Natural gas liquids	152	$—	$—		152
Oil sales	7,216	$1,146	$—		6,070
Transportation and handling	633	$633	$—		—
Marketing gas sales	6,318	$6,318	$—		—
Commodity derivative gain	19,714	$6,036	$—		13,678
Other loss	(2)	$(2)	$—		—
Total revenue	42,465	22,151	—		20,314

Expenses:
Lease operating expenses	7,372	$4,146	$—		3,226
Pipeline operating expenses	2,692	$2,692	$—		—
Transportation costs	2,576	$1,696	$—		880
Production and property taxes	10	$(285)	$—		295
Marketing gas purchases	3,472	$3,472	$—		—
General and administrative	3,303	$1,750	$(688)	2h	865
Depreciation of property, plant and equipment	3,811	$2,517	$—		1,294
Accretion of asset retirement obligations	478	$317	$—		161
Total expenses	23,714	16,305	(688)		6,721

Operating income	18,751	5,846	688		13,593

Other expense:
Interest expense	(2,872)	$(1,042)	$233	2i	(1,597)
Equity investment loss	(421)	$(422)	$—		(1)
Total other expense	(3,293)	(1,464)	233		(1,596)

Income before income taxes	15,548	4,382	921		11,997

Income taxes:
Provision for income taxes	—	—	—		—
Net income attributable before non-controlling interest	15,548	4,382	921		11,997
Net income (loss) attributable to non-controlling interests	5,659	(60)	—		5,719

Net income attributable to controlling interests before preferred shares	9,799	$4,442	$921		6,278

Net income attributable to preferred shares – preferred return	75	$—	$—		75
Net income attributable to common shares	$9,724	$4,442	$921		$6,203

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS — (Continued)
(In thousands, except per share data)

	For the Three Months Ended March 31, 2020
	Historical	Disposition of Business	Other Adjustments	Pro Forma
Net income per common share:
Basic	$1.25			$0.79
Diluted	$1.20			$0.77
Weighted average common shares outstanding:
Basic	7,809			7,809
Diluted	8,090			8,090

See the accompanying notes which are an integral part of these unaudited pro forma consolidated financial statements.

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Year Ended December 31, 2019
	Historical	Disposition of Business	Other Adjustments		Pro Forma
Revenue:
Natural gas sales	$56,468	$55,279	$—		$1,189
Natural gas liquids	578	$—	$—		578
Oil sales	36,795	$5,806	$—		30,989
Transportation and handling	1,928	$1,928	$—		—
Marketing gas sales	16,920	$16,920	$—		—
Commodity derivative gain (loss)	3,044	$8,208	$—		(5,164)
Other (loss) income	892	$243	$—		649
Total revenue	116,625	88,384	—		28,241

Expenses:
Lease operating expenses	29,714	$16,038	$—		13,676
Pipeline operating expenses	11,153	$11,153	$—		—
Transportation costs	6,086	$3,698	$—		2,388
Production and property taxes	5,507	$3,674	$—		1,833
Marketing gas purchases	18,684	$18,684	$—		—
General and administrative	16,342	$7,147	$(2,750)	2h	6,443
General and administrative – related party reimbursement	—	$—	$—		—
Depreciation of property, plant and equipment	15,757	$11,152	$—		4,605
Accretion of asset retirement obligations	1,625	$1,084	$—		541
Impairment of oil and gas properties	—	$—	$—		—
Total expenses	104,868	72,630	(2,750)		29,486

Operating income	11,757	15,754	2,750		(1,245)

Other income and (expense):
Interest income	2	$2	$—		—
Interest expense	(12,850)	$(5,359)	$867	2i	(6,624)
Other expenses	—	$—	$—		—
Warrant derivative income	—	$—	$—		—
Equity investment income (loss)	90	$93	$—		(3)
Gain on sale of oil and gas properties	—	$—	$—		—
Total other income and (expense)	(12,758)	(5,264)	867		(6,627)

Loss before income taxes	(1,001)	10,490	3,617		(7,872)

Income taxes:
Provision for income taxes	—	—	—		—
Net income attributable before non-controlling interest	(1,001)	10,490	3,617		(7,872)
Net income (loss) attributable to non-controlling interests	(2,098)	$(195)	$—		(1,903)

Net income (loss) attributable to controlling interests before preferred shares	1,097	$10,684	$3,617		(5,969)

Net income attributable to preferred shares – preferred return	300	$—	$—		300
Net income attributable to common shares	$797	$10,684	$3,617		$(6,269)

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS — (Continued)
(In thousands, except per share data)

	For the Year Ended December 31, 2019
	Historical	Disposition of Business	Other Adjustments	Pro Forma
Net income (loss) per common share:
Basic	$0.10			$(0.80)
Diluted	$0.10			$(0.77)
Weighted average common shares outstanding:
Basic	7,794			7,794
Diluted	8,095			8,095

See the accompanying notes which are an integral part of these unaudited pro forma consolidated financial statements.

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Year Ended December 31, 2018
	Historical	Disposition of Business	Other Adjustments		Pro Forma
Revenue:
Natural gas sales	$16,018	$14,778	$—		$1,240
Natural gas liquids	1,143	$—	$—		1,143
Oil sales	30,891	$5,724	$—		25,167
Transportation and handling	—	$—	$—		—
Marketing gas sales	—	$—	$—		—
Commodity derivative gain (loss)	4,894	$(45)	$—		4,939
Other (loss) income	105	$80	$—		25
Total revenue	53,051	20,537	—		32,514

Expenses:
Lease operating expenses	15,960	$7,229	$—		8,731
Pipeline operating expenses	—	$—	$—		—
Transportation costs	4,453	$2,519	$—		1,934
Production and property taxes	1,813	$1,035	$—		778
Marketing gas purchases	—	$—	$—		—
General and administrative	15,778	$3,536	$(750)	2j	5,546
			(3,947)	2k
			(1,999)	2n
General and administrative – related party reimbursement	(4,547)	$(600)	$3,947	2k	—
Depreciation of property, plant and equipment	8,108	$4,398	$—		3,710
Accretion of asset retirement obligations	868	$476	$—		392
Impairment of oil and gas properties	—	$—	$—		—
Total expenses	42,433	18,593	(2,749)		21,091

Operating income	10,618	1,944	2,749		11,423

Other income and (expense):
Interest income	2	$2	$—		—
Interest expense	(5,922)	$(8)	$1,814	2l	(4,100)
Other expenses	(3)	$—	$—		(3)
Warrant derivative income	225	$(2)	$—		227
Equity investment income (loss)	2,469	$85	$(2,383)	2m	1
Gain on sale of oil and gas properties	5,390	$—	$—		5,390
Total other income and (expense)	2,161	77	(569)		1,515

Loss before income taxes	12,779	2,021	2,180		12,938

Income taxes:
Provision for income taxes	—	—	—		—

Net income attributable before non-controlling interest	12,779	2,021	2,180		12,938
Net income (loss) attributable to non-controlling interests	4,375	$(82)	$—		4,457
Net income (loss) attributable to controlling interests before preferred shares	8,404	$2,103	$2,179		8,481
Net income attributable to preferred shares – beneficial conversion feature	1,125	$—	$—		1,125
Net income attributable to preferred shares – preferred return	224	$—	$—		224
Net income attributable to common shares	$7,055	$2,103	$2,179		$7,132

CARBON ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS — (Continued)
(In thousands, except per share data)

	For the Year Ended December 31, 2018
	Historical	Disposition of Business	Other Adjustments	Pro Forma
Net income (loss) per common share:
Basic	$0.94			$0.95
Diluted	$0.87			$0.91
Weighted average common shares outstanding:
Basic	7,525			7,525
Diluted	7,839			7,839

See the accompanying notes which are an integral part of these unaudited pro forma consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

1. Basis of Pro Forma Presentation

The pro forma adjustments have been prepared as if the Transactions had taken place on March 31, 2020 in the case of the pro forma balance sheet and on January 1, 2018 in the case of the pro forma statements of operations. The pro forma adjustments are described in Note 2. “Unaudited Pro Forma Adjustments” to these unaudited pro forma consolidated financial statements.

The pro forma adjustments represent management’s estimates based on information available as of the date of this document and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect transaction or other costs following the Transactions that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Transactions are not included in the pro forma statements of operations. However, the impact of such transaction expenses is reflected in the pro forma balance sheet.

2. Unaudited Pro Forma Adjustments

The following notes describe the basis for and/or assumptions regarding the pro forma adjustments included in the Company’s unaudited pro forma statements.

All dollar amounts (except share and per share data) presented in the notes to our unaudited pro forma condensed consolidated financial statements are stated in thousands of dollars, unless otherwise noted. Amounts may not foot due to rounding.

(a)	Recording of the disposition of CAC and Nytis LLC

The amounts include the assets and liabilities attributable to the business being sold.

(b)	Recording of the net proceeds, net of estimated transaction related expenses

Set forth below is a calculation of the net proceeds. The fair value of the contingent payment receivable of $3,400 has been estimated using a discounted, probability-weighted model based on Nymex strip pricing for Henry Hub as of April 3, 2020.

Cash proceeds from sale, net of adjustments	$99,204
Contingent payment receivable	3,400
Less: repayment of Credit Facility with Prosperity Bank	(73,500)
Less: transaction costs, including legal, accounting and severance-related items	(11,569)
Net proceeds	$17,535

(c)	Recording of repayment of Credit Facility with Prosperity Bank and promissory notes held by entities managed by Old Ironsides Energy, LLC

The March 31, 2020 pro forma payoff of the Credit Facility was initially estimated at $73,500, the outstanding amount under the Credit Facility. However, the ultimate payoff at the closing of the Transactions, after consideration of principal payments made between April 1, 2020 and May 26, 2020, was approximately $72,300. The difference of approximately $1,200 in funds will be utilized to make a minimum $10,500 payment to Old Ironsides Energy, LLC.

Cash proceeds from sale, net of adjustments	$99,204
Less: repayment of Credit Facility with Prosperity Bank	(73,500)
Less: transaction costs	(11,569)
Less: funds to be held in escrow (restricted cash)	(4,844)
Less: proceeds retained by Nytis Exploration (USA) Inc.	—
Net cash proceeds from sale	$9,291
Partial repayment of promissory notes	(9,291)
Total cash proceeds less repayment of debt	$—

(d)	The estimated loss on the sale of the business if we had completed the sale as of March 31, 2020 is calculated as follows:

Net proceeds less transaction costs (Note 2(b))	$17,535
Net assets sold	(73,463)
Loss on sale	$(55,928)

Carbon’s Investments in affiliates account (representing its investments in Nytis LLC and CAC) is eliminated against Nytis LLC’s and CAC’s Membership contributions account when presented on a consolidated basis, as represented in the Historical balance sheet above. Therefore, when Nytis LLC and CAC are represented on a combined standalone basis (without consolidating with Carbon), an adjustment of $46,061 to reverse the effects of this elimination is required to re-establish the Investment in affiliates balance on Carbon’s balance sheet. Net assets sold are removed from Carbon’s Investments in affiliates account. The loss on sale is adjusted within accumulated deficit.

(e)	Recording reversal of historical purchase price accounting basis step up

In December 2018, Carbon purchased Old Ironsides’ membership interests in CAC, requiring Carbon to consolidate CAC. Historical purchase price accounting entries associated with the consolidation of CAC included (i) a step up in basis of the purchased proved oil and gas assets of $30,199, which is reversed above; (ii) an increase in firm transportation contract obligations of $1,942, which is reversed above; (iii) a decrease in asset retirement obligation of $651, which is reversed above; (iv) an adjustment to Carbon’s investment in CAC of $27,402, which is reversed above within Investments in affiliates; and (v) an increase in intercompany receivable between Carbon and CAC of $1,506, which is reversed above within accumulated deficit as a partial offset to the elimination described in Note 2(f).

(f)	Recording elimination of intercompany balances between Carbon and the disposed entities of CAC and Nytis LLC

(g)	Presentation adjustment

A reclassification entry is made between cash and cash equivalents and accounts payable to reflect a pro forma zero cash balance.

(h)	Recording reduction in staffing and consulting expenses associated with disposed assets

(i)	Recording reduction in interest expense associated with partial payment of the promissory notes held by entities managed by Old Ironsides Energy, LLC (See Note 2(c))

(j)	Recording reduction of approximately $750 in consulting expenses associated with the disposition of CAC and Nytis LLC

(k)	Prior to Carbon’s consolidation of CAC in December 2018, Carbon earned management fees from CAC, which were included within General and administrative – related party reimbursement on its consolidated statements of operations. An adjustment is made to eliminate these management fees and the associated staffing costs incurred at Carbon in providing those services, each in the amount of $3,947 (after giving effect to the $600 partial elimination associated with the disposition of CAC and Nytis LLC).

(l)	Recording reduction in interest expense associated with prior credit facility at Carbon that was collateralized by the Nytis LLC assets

(m)	Recording elimination of CAC-related equity investment income

Prior to Carbon’s consolidation of CAC in December 2018, Carbon accounted for its minority equity interest in CAC as an equity investment. The adjustment removes the associated equity investment income.

(n)	Recording elimination of expenses associated with abandoned equity raise

In 2018, Carbon incurred $1,999 in non-recurring expenses associated with a potential equity raise that was abandoned.

3. Supplemental Financial Data — Oil and Gas Producing Activities

Estimated Proved Oil, Natural Gas, and Natural Gas Liquid Reserves

The following tables present the estimated pro forma net proved, net proved developed, and net proved undeveloped oil, natural gas, and natural gas liquid reserves as of December 31, 2019, along with a summary of changes in the net proved oil, natural gas, and natural gas liquids reserves during the year ended December 31, 2019. The pro forma reserve information set forth below gives effect to the Transactions as if they had been completed on January 1, 2019. Proved oil, natural gas, and natural gas liquid reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulation before the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain. Proved developed oil, natural gas, and natural gas liquids reserves are proved reserves that can be expected to be recovered (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared with the cost of a new well or (ii) through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well. Proved undeveloped oil, natural gas, and natural gas liquids reserves are proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

	Oil MBbls
	Historical	Disposition of Business	Pro Forma
Proved reserves, beginning of year	18,898	1,382	17,516
Revisions of previous estimates	(1,362)	1	(1,363)
Extensions and discoveries	826	—	826
Production	(589)	(109)	(480)
Purchases of reserves in-place	—	—	—
Sales of reserves in-place	(31)	(27)	(4)
Proved reserves, end of year	17,742	1,247	16,495

Proved developed reserves at:
End of year	12,972	1,247	11,725
Proved undeveloped reserves at:
End of year	4,770	—	4,770

	Natural Gas MMcf
	Historical	Disposition of Business	Pro Forma
Proved reserves, beginning of year	455,400	433,296	22,104
Revisions of previous estimates	24,194	27,052	(2,858)
Extensions and discoveries	1,187	—	1,187
Production	(21,436)	(21,026)	(410)
Purchases of reserves in-place	—	—	—
Sales of reserves in-place	(8,980)	(8,980)	—
Proved reserves, end of year	450,365	430,342	20,023

Proved developed reserves at:
End of year	444,104	430,342	13,762
Proved undeveloped reserves at:
End of year	6,261	—	6,261

	NGL MBbls
	Historical	Disposition of Business	Pro Forma
Proved reserves, beginning of year	1,923	—	1,923
Revisions of previous estimates	(618)	—	(618)
Extensions and discoveries	77	—	77
Production	(36)	—	(36)
Purchases of reserves in-place	—	—	—
Sales of reserves in-place	—	—	—
Proved reserves, end of year	1,346	—	1,346

Proved developed reserves at:
End of year	936	—	936
Proved undeveloped reserves at:
End of year	410	—	410

	Total MMcfe
	Historical	Disposition of Business	Pro Forma
Proved reserves, beginning of year	580,326	441,586	138,740
Revisions of previous estimates	12,310	27,055	(14,745)
Extensions and discoveries	6,605	—	6,605
Production	(25,182)	(21,680)	(3,502)
Purchases of reserves in-place	—	—	—
Sales of reserves in-place	(9,166)	(9,143)	(23)
Proved reserves, end of year	564,893	437,818	127,075

Proved developed reserves at:
End of year	527,555	437,818	89,737
Proved undeveloped reserves at:
End of year	37,338	—	37,338

Standardized Measure of Discounted Future Net Cash Flows

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2019 is as follows. Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of our proved reserves. Management does not rely upon the information that follows in making investment decisions.

	December 31, 2019
(in thousands)	Historical	Disposition of Business	Pro Forma
Future cash inflows	$2,212,049	$1,098,503	$1,113,546
Future production costs	(1,306,608)	(665,403)	(641,204)
Future development costs	(77,952)	—	(77,952)
Future income taxes	(146,951)	(63,757)	(83,194)
Future net cash flows	680,539	369,343	311,196
10% annual discount	(408,691)	(235,265)	(173,426)
Standardized measure of discounted future net cash flows	$271,848	$134,078	$137,770

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2019 are as follows:

	December 31, 2019
(in thousands)	Historical	Disposition of Business	Pro Forma
Standardized measure of discounted future net cash flows, beginning of period	$392,068	$190,360	$201,708
Sales of oil and gas, net of production costs and taxes	(49,746)	(34,787)	(14,959)
Price revisions	(158,799)	(98,429)	(60,370)
Extensions, discoveries and improved recovery, less related costs	10,822	—	10,822
Changes in estimated future development costs	(3,041)	(157)	(2,884)
Development costs incurred during the period	6,685	542	6,143
Quantity revisions	5,565	26,321	(20,756)
Accretion of discount	39,207	19,036	20,171
Net changes in future income taxes	39,929	17,932	21,997
Purchases of reserves-in-place	—	—	—
Sales of reserves-in-place	(4,004)	(3,954)	(49)
Changes in production rate timing and other	(6,838)	17,214	(24,052)
Standardized measure of discounted future net cash flows, end of period	$271,848	$134,078	$137,770

The twelve-month weighted averaged adjusted prices in effect at December 31, 2019 were as follows:

2019
Oil (per Bbl)	$55.69
Natural Gas (per Mcf)	$2.58